Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2007 RESULTS

Third quarter net loss of $513,000 compared with net income of $2.8 million last year

Third quarter comparable store sales increased 1.9% on a comparable store,

comparable weeks basis; decreased 2.7% on a fiscal quarter basis

Lowering 2007 earnings guidance to a range of $0.91 to $0.96 per share

SAVANNAH, GA (November 26, 2007) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the third quarter ended November 3, 2007.

Financial Highlights — 13 weeks ended November 3, 2007

Total net sales increased 14.2% to $99.5 million compared with $87.1 million in the 13-week period ended October 28, 2006.  Comparable store sales increased 1.9% on a comparable store, comparable weeks basis.  Each quarter of fiscal 2007 starts one week later than the same quarter of 2006, due to the Company’s 2006 fiscal year having 53 weeks versus the normal 52 weeks.  This timing shift can have a significant impact on quarterly sales comparisons.  The measurement of sales in comparable stores for comparable weeks above is based on sales during the 13 weeks ended November 3, 2007 in relation to the 13 weeks ended November 4, 2006.  On a fiscal quarter basis, comparing the 13 weeks ended November 3, 2007 with the 13 weeks ended October 28, 2006, comparable store sales decreased 2.7%.

As a result of the negative comparable store sales on a fiscal basis and a related increase in clearance markdowns, the Company had a net loss of $513,000 in the third quarter of 2007, compared with net income of $2,809,000 in the prior-year quarter. Net loss per diluted share was $0.04, compared with net income per diluted share of $0.20 in last year’s third quarter.

The Company opened six stores in the third quarter of 2007, reaching a total store count of 306 at the end of the quarter.  For the remainder of the fiscal year, the Company plans to open an additional 13 stores bringing the end of year store count to 319.

Financial Highlights — 39 weeks ended November 3, 2007

Total net sales increased 18.7% to $302.9 million compared with $255.1 million in the 39-week period ended October 28, 2006.  Comparable store sales increased 1.9% on a comparable store, comparable weeks basis and 0.7% on a fiscal basis.  Net income decreased to $5,836,000 compared with $10,979,000 in the first 39 weeks of 2006.  Net income per diluted share decreased to $0.41, including $0.04 of expenses related to a secondary stock offering, compared with $0.78 in the prior year period.

Fiscal 2007 Outlook

The Company is lowering its estimate of 2007 earnings to a range of $0.91 to $0.96 per diluted share. This guidance, which includes the secondary stock offering expenses of $0.04, is based upon an anticipated 2007 comparable store sales increase of approximately 1% to 2% on a comparable weeks basis and a comparable store sales decrease of approximately 1% to 2% on a

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fiscal basis.  For the year, the Company expects to increase selling square footage by at least 20%, consistent with the Company’s previously issued guidance.

The Company reminds investors of the complexity of accurately assessing future results given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.  See “Forward-Looking Statements” below for more information regarding these uncertainties.

Investor Conference Call and Webcast

Citi Trends will host a conference call on November 26, 2007 at 5:00 p.m. ET.  The number to call for the live interactive teleconference is (913) 981-4911.  A replay of the conference call will be available until December 4, 2007, by dialing (719) 457-0820 and entering the passcode, 2886491.  The live broadcast of Citi Trends’ quarterly conference call will be available online at the Company’s website, www.cititrends.com, as well as http://ir.cititrends.com/medialist.cfm on November 26, 2007, beginning at 5:00 p.m. ET.  The online replay will follow shortly after the call and continue through December 4, 2007.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends.  The Company’s responses to questions, as well as other matters discussed during the conference call, may contain or constitute information that has not been disclosed previously.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company currently operates 311 stores located in 19 states in the Southeast, Mid-Atlantic and Midwest regions and the state of Texas.  Citi Trends’ website address is www.cititrends.com.  CTRN-E

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial results and position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “plans,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Statements with respect to earnings guidance are forward-looking statements.  Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarterly financial and accounting procedures, are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified.  Actual results or developments may differ materially from those included in the forward-looking statements, as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:	Bruce Smith	Ed Anderson
	Citi Trends, Inc.	Citi Trends, Inc.
	Chief Financial Officer	Chairman and Chief Executive Officer
	(912) 443-2075	(912) 443-3705

CITI TRENDS, INC.

CONDENSED STATEMENTS OF INCOME

(unaudited)

(in $000’s, except per share data)

	Thirteen Weeks Ended
	November 3, 2007	October 28, 2006
	(unaudited)	(unaudited)
Net sales	$99,542	$87,118
Cost of sales	65,026	54,155
Gross profit	34,516	32,963
Selling, general and administrative expenses	32,455	27,139
Depreciation and amortization	3,265	2,063
Income (loss) from operations	(1,204)	3,761
Interest income	522	475
Interest expense	(107)	(90)
Income (loss) before provision (benefit) for income taxes	(789)	4,146
Provision (benefit) for income taxes	(276)	1,337
Net income (loss)	$(513)	$2,809

Net income (loss) per share, basic	$(0.04)	$0.21
Net income (loss) per share, diluted	$(0.04)	$0.20

Weighted average shares used to compute net income (loss) per share, basic	14,023	13,583
Weighted average shares used to compute net income (loss) per share, diluted	14,023	14,083

CITI TRENDS, INC.

CONDENSED STATEMENTS OF INCOME

(unaudited)

(in $000’s, except per share data)

	Thirty-Nine Weeks Ended
	November 3, 2007	October 28, 2006
	(unaudited)	(unaudited)
Net sales	$302,944	$255,130
Cost of sales	191,638	157,640
Gross profit	111,306	97,490
Selling, general and administrative expenses	94,578	76,161
Depreciation and amortization	9,095	5,963
Income from operations	7,633	15,366
Interest income	1,703	1,429
Interest expense	(372)	(169)
Income before provision for income taxes	8,964	16,626
Provision for income taxes	3,128	5,647
Net income	$5,836	$10,979

Net income per share, basic	$0.42	$0.81
Net income per share, diluted	$0.41	$0.78

Weighted average shares used to compute net income per share, basic	13,917	13,516
Weighted average shares used to compute net income per share, diluted	14,235	14,032

CITI TRENDS, INC.

CONDENSED BALANCE SHEETS

(unaudited)

(in $000’s)

	November 3, 2007	October 28, 2006
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$8,679	$5,667
Marketable securities	43,721	49,904
Inventory	93,886	74,499
Other current assets	9,288	8,629
Property and equipment, net	43,895	30,335
Other noncurrent assets	5,176	1,641
Total assets	$204,645	$170,675

Liabilities and Stockholders’ Equity:
Accounts payable	$49,208	$43,444
Accrued liabilities	14,289	12,524
Other current liabilities	3,921	2,956
Noncurrent liabilities	8,239	7,156
Total liabilities	75,657	66,080

Total stockholders’ equity	128,988	104,595
Total liabilities and stockholders’ equity	$204,645	$170,675